Exhibit 10.1

LEASE AGREEMENT

PART I - BASIC LEASE INFORMATION

This Lease Agreement (“Lease”) is made and executed this 28th day of December 2023, by and between Bridgeway Development Corporation (“Landlord”) and Lipella Pharmaceuticals Inc. (“Tenant”).

This Lease consists of the following two parts: Part I which sets forth terms defined in this Lease (and certain obligations under the Lease) and which is sometimes referred to as the “Basic Lease Information”, and Part II which provides the terms and conditions of this Lease and which is sometimes referred to as the “Lease Terms and Conditions”. Part I and Part II collectively, are referred to as this “Lease.” Capitalized terms not otherwise defined in this Part I - Basic Lease Information shall have the meaning provided in Part II of the Lease.

1.	Landlord:	Bridgeway Development Corporation

2.	Tenant:	Lipella Pharmaceuticals Inc.

3.	Permitted Use:	Office, manufacturing and assembly

4.	Premises:	The Premises identified as Suite 504 consists of approximately 1,964 square feet of floor area located on the fifth floor of the 5 story building located at 7800 Susquehanna Street, Pittsburgh PA 15208 along with the common access to Dock Door 10, the two existing freight elevators, passenger elevator, stairwell access, and bathrooms on the fourth floor.

5.	5th Floor Common Area:	Bathrooms, elevators, stairwells and common hallway consisting of approximately 3,954 square feet.

6.	5th Floor Gross Floor Area:	23,920 square feet.

7.	5th Floor Premises:	1,964 square feet as shown on Exhibit “A-1”.

8.	5th Floor Rentable Area:	1,964 square feet plus Tenant’s prorata share of the 5th Floor Common Area (9.84%) or 389 square feet. Total Rentable Square Feet is 2,353 square feet.

11.	Term:	18 months

12.	Term Commencement:	January 1, 2024

13.	Rent Commencement:	January 1, 2024

14.	Expiration of Term:	June 30, 2025

15.	Option to Extend Term:	Five years

16.	Annual/Monthly Rent:

TERM	RENT/SF	ANNUAL	MONTHLY
		RENT	RENT
1/1/24 -6/30/24	$12.00	$28,236.00	$2,353.00

7/1/24 -6/30/25	$12.50	$29,412.50	$2,451.04

OPTION RENT

7/1/25 -6/30/26	$13.00	$30,589.00	$2,549.08

7/1/26 – 6/30/27	$13.50	$31,756.50	$2,647.13

7/1/26 - 6/30/28	$14.00	$32,942.00	$2,745.17

7/1/26 - 6/30/29	$14.50	$34,118.50	$2,843.21

7/1/26 - 6/30/30	$15.00	$35,295.00	$2,941.25

17.	Additional Rent:	All amounts and charges required to be paid by Tenant hereunder (other than Base Rent), including without limitation the Insurance requirements as described more particularly in Section 12 and 13 of Part II of this Lease.

18.	Rent:	Includes both Base Rent and Additional Rent to be paid by Tenant

19.	Landlord’s Address:	Bridgeway Development Corporation 310 Grant Street, Suite 2800 Pittsburgh, PA 15219

20.	Tenant’s Address:	Lipella Pharmaceuticals Inc. 7800 Susquehanna Street, Suite 505 Pittsburgh PA 15208 Attn: Jonathan Kaufman

IN WITNESS WHEREOF, and intending to be legally bound, Landlord and Tenant have caused the Part I of the Lease to be signed by their dully authorized officers and agents under seal, as of the date set forth above.

LANDLORD:

Bridgeway Development Corporation

DATE:	Jan 3, 2024	By:	/s/ Thomas J. Bogdewic
		Name:	Thomas J. Bogdewic
		Title:	President

TENANT:

Lipella Pharmaceuticals Inc.

DATE:	Jan 3, 2024	By:	/s/ Jonathan Kaufman
Name: Jonathan Kaufman

LEASE AGREEMENT

PART II - LEASE TERMS AND CONDITIONS

1.             LEASE OF PREMISES. Landlord hereby leases to Tenant, and Tenant accepts such lease from Landlord, under the terms and conditions set forth in this Lease, the Premises which are identified in the Basic Lease Information.

2.             CONDITION OF PREMISES. The Premises shall be delivered by Landlord to Tenant, and Tenant hereby accepts the Premises, in an “AS-IS” “WHERE IS” condition and acknowledges that Landlord has no obligation to alter, improve, decorate or otherwise prepare the Premises for Tenant’s occupancy. Tenant acknowledges that neither Landlord nor any agents of Landlord have made any representations, warranties or covenants or either express or implied, with respect to the Premises or the condition thereof except the Landlord improvements described in Section 7.

3.             TERM. Tenant shall have and hold the Premises for the Term set forth in Basic Lease Information, beginning on the Commencement Date and ending at 11:59 p.m. on the Expiration Date, both as specified in the Basic Lease Information. If the Term shall commence or expire on a day which is other than the first day of a calendar month, Rent (as hereafter defined) for such month shall be pro-rated based on a thirty (30) day month.

4.	SECURITY DEPOSIT:

4.1         Amount: TENANT SHALL, BY EVEN DATE HEREWITH, PAY TO LESSOR AND SHALL KEEP ON DEPOSIT WITH LESSOR THE SUM OF $00.00 AS A SECURITY DEPOSIT FOR THE PAYMENT OF DAMAGES TO THE LEASED PREMISES OR DEFAULT IN RENT.

4.2         Maintenance at Original Amount: If the whole or any part of said Security Deposit is so applied or retained, Tenant shall upon demand immediately deposit with Lessor the amount so applied or retained to the end that Tenant shall at all times have and maintain on deposit with Lessor the full amount of said Security Deposit as aforesaid. Said amount, if not expended by Lessor as herein provided, shall, upon the expiration of this Lease Agreement or any renewal, be returnable to Tenant with any unpaid interest due thereon. IT IS UNDERSTOOD, HOWEVER, THAT THE SECURITY DEPOSIT IS NOT TO BE CONSIDERED AS THE LAST MONTHLY RENTAL INSTALLMENT UNDER THIS LEASE AGREEMENT AND SHALL NOT BE SO APPLIED EXCEPT UPON THE APPROVAL OF LESSOR. Security deposit shall be placed in an interest bearing account and if not expended by Lessor pursuant hereto, shall be paid to Tenant at the end of the Lease.

4.3         Forwarding Address: TENANT SHALL PROVIDE LESSOR IN WRITING WITH A FORWARDING ADDRESS UPON TERMINATION OF THIS LEASE AGREEMENT OR UPON SURRENDER AND ACCEPTANCE BY LESSOR OF THE LEASED PREMISES AS PROVIDED FOR IN SECTION 512 OF THE LESSOR AND TENANT ACT OF 1951, 68 P.S. 250.512. FAILURE TO DO SO, SHALL NOT RELIEVE LANDLORD FROM THE OBLIGATION TO RETURN THE SECURITY DEPOSIT SO LONG AS LANDLORD CAN REASONABLY ASCERTAIN TENANT’S ADDRESS.

5.             RENT.

5.1         Base Rent. The annual base rent (“Base Rent”) for the Premises shall be as set forth in the Basic Lease Information. Tenant shall pay Base Rent in the monthly installments set forth in the Basic Lease Information, in advance, on the first day of each calendar month during the Term; provided, however, that Base Rent for the first month of the Term shall be paid upon the signing of this Lease.

5.2         Additional Rent. In addition to Base Rent, Tenant shall pay all sums of money or other charges required to be paid by Tenant under this Lease as additional rent (“Additional Rent”), whether or not same are expressly designated in this Lease as Additional Rent. All Additional Rent shall be due and payable with each monthly installment of Base Rent unless otherwise provided herein.

5.3         Manner of Payment. Base Rent and Additional Rent (together, “Rent”) payable under this Lease shall be paid in lawful money of the United States of America without prior notice or demand therefore, and without deduction, defense, counterclaim, setoff or abatement whatsoever. Rent shall be paid to Landlord at the address designated for Rent in the Basic Lease Information or such other address as Landlord may notify Tenant in accordance with the procedure for notice set forth in this Lease.

5.4         Interest on Delinquent Payments. If any payment of Rent is not paid within ten (10) business days of its due date, Tenant shall pay interest on such delinquent payment, from the original due date of such delinquent payment until paid in full, at an interest rate (“Interest Rate”) equal to the lesser of (a) five percent (5%) per month, or (b) the maximum rate permitted by applicable law, until such amounts are paid in full. This Section shall not relieve Tenant from its obligation to pay Rent at the times and in the manners herein specified. Acceptance by Landlord of interest shall not constitute a waiver of Tenant’s default with respect to said delinquent payment, nor prevent Landlord from exercising any other rights or remedies available to Landlord. Interest at the Interest Rate also shall accrue on any judgment obtained in connection with enforcement of this Lease.

6.             TAXES, UTILITY CHARGES AND OTHER RESPONSIBILITIES.

6.1         It is the intent of the Landlord and Tenant that all costs of owning and operating the Premises as described herein during the term hereof shall be paid by Tenant as Additional Rent hereunder, excluding, however, any other payments Landlord agrees to pay as described herein.

6.2        Utility Charges. Tenant shall contract for telephone and internet services directly with Verizon or Comcast and contract directly for electric service with Duquesne Light. Gas, water and sewage is paid by the Landlord.

6.3           Availability of Utilities and Services. Landlord represents that Landlord will make available, at Landlord’s expense electric, gas, telephone, water and sanitary sewage service at the Leased Premises on or prior to commencement of the Lease. Tenant acknowledges that Landlord is not responsible to Tenant for any disruption or inadequacy of utilities services during the Term except to the extent caused solely by the gross negligence or wilful misconduct of Landlord, its employees or agents. In this regard, Landlord does not warrant that any services supplied to the Premises will not be interrupted. Services may be interrupted because of accidents, repairs, alterations, improvements, or any reason beyond the reasonable control of Landlord. Any such interruption shall not make Landlord liable to Tenant for damages, nor constitute a constructive eviction or entitle Tenant to rent abatement unless same shall have been caused solely by the gross negligence or wilful misconduct of Landlord, its employees or agents.

7.	STRUCTURAL REPLACEMENTS, MAINTENANCE AND SNOW REMOVAL.

a.           Landlord, at Landlord’s expense, shall perform all replacements and repairs necessary to maintain the roof, load bearing walls, and the foundation of the building located on the Premises in good condition (“Structural Work”) so long as such Structural Work is not necessitated by Tenant’s negligence. Landlord shall maintain the parking area and access to the Premises in good condition and shall be responsible for removal of snow and debris from the parking lot. If an emergency exists, in Tenant’s reasonable commercial judgment with regard to Structural Work, Tenant is authorized to take such minimal corrective action as is necessary abate the emergency at Landlord’s expense.

b.           Tenant’s General Obligations. Subject to the foregoing, Tenant, at Tenant’s expense, shall perform all repairs, maintenance and replacements necessary to maintain the Premises and every part thereof in a good and proper working condition, including without limitation repairs, maintenance and replacements of windows (damaged by Tenant), doors, overhead doors, floors, other structural elements installed by Tenant, HVAC equipment and systems, waste disposal and plumbing systems and fixtures, telephone and cable service and fixtures, interior gas and electric service and fixtures, and all other mechanical elements and building systems serving the interior of the Premises and installed by Tenant as part of Tenant’s build-out of the Premises.

c.           Clean Condition. Tenant, at Tenant’s expense, shall keep the Premises in a clean, sanitary, orderly and safe condition to the reasonable satisfaction of Landlord and in accordance with any reasonable rules and regulations from time to time in effect during the Term of this Lease. Tenant shall provide such reasonable pest extermination measures as is necessary to maintain the Premises free from insects, vermin and any other pests. Landlord shall deliver possession of the Premises in a clean, sanitary, and safe condition at the time of execution hereof.

8.             ALTERATIONS.

8.1           Consent Required. Except as hereafter provided in Section 8.2 or as required pursuant to Section 7 above, Tenant shall make no alterations, additions or improvements (“Tenant Alterations”) to the Premises without the consent of Landlord, which consent shall not be unreasonably withheld. Landlord may impose such reasonable conditions as part of its consent as Landlord deems appropriate, taking into consideration the nature of the proposed Tenant Alteration, including, without limitation, requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such work, insurance, and copies of the plans, specification and permits necessary for such work. Landlord has approved initial Tenant Alterations and these plans and specs have been signed by and between Landlord and Tenant (the “Initial Tenant Alterations”).

8.2           Permitted Tenant Alterations. Landlord’s consent shall not be required for Tenant Alterations (“Permitted Tenant Alterations”) which satisfy each of the following conditions: (i) do not adversely impact the structural integrity of the Premises or the systems serving the Premises or their operation, (ii) are not visible from the exterior of the Premises and (iii) cost $ 10,000 or less in the aggregate to complete. Tenant shall not be obligated to remove Permitted Tenant Alterations upon the termination of this Lease, including Initial Tenant Alterations, but shall remove trade fixtures, furniture, and shelving and like items. Tenant is permitted to install signage for way finding at the building exterior (location mutually agreed to by Landlord and Tenant) and stairwells.

9.             GENERAL CONSTRUCTION/MAINTENANCE PROCEDURES.

9.1           Quality of Performance. All undertakings under Sections 7, 8 and 11 hereof shall be performed in a good and workmanlike manner, using only materials of at least the same quality and integrity as that being repaired, replaced or altered, and performed and furnished in compliance with all applicable laws, regulations, ordinances and requirements of all duly constituted authorities or governmental bodies having jurisdiction over the Premises and of the requirements of any board of underwriters having jurisdiction thereof.

9.2           Prior Plan Approval. With respect to Structural Work and Tenant Alterations other than the Permitted Tenant Alterations, no work shall be performed until the plans therefore have been approved by Landlord, which approval shall not be unreasonably withheld or delayed and shall be deemed approved unless Landlord objects in writing to the proposed plans (stating therein with reasonable specificity the reasons for Landlord’s objection) within ten (10) business days after delivery to Landlord of a complete set of the plans therefor. In connection with such approval, Landlord reserves the right to require the filing of a mechanic’s lien waiver by each contractor performing such Structural Work or Tenant Alterations, or requiring that each such contractor post a mechanic’s or materialmen’s lien bond, performance and/or completion bond. With respect to Permitted Tenant Alterations for which a building permit is required, no work shall be performed until Tenant provides notice to Landlord that Tenant will be undertaking such Permitted Tenant Alteration, which notice describes in reasonable detail the scope of the Permitted Tenant Alteration. Tenant’s delivery to Landlord of a copy of Tenant’s application for a building permit shall be deemed to satisfy the foregoing description of the scope of the Permitted Tenant Alteration. Where applicable given the nature of the Tenant’s Work, Tenant shall provide copies of as-built plans and specifications for all Tenant’s Work to Landlord within a reasonable time of completion of the Tenant’s Work.

9.3           Contractors. Each contractor shall carry contractor’s liability insurance which covers Landlord as additional insured, covering bodily injury in such amounts as may be customary and appropriate for the Tenant’s Work undertaken, as reasonably determined by Landlord. Tenant shall provide proof of such insurance acceptable to Landlord prior to commencement of any Tenant’s Work on the Premises.

9.4           Mechanic’s Liens. Tenant shall pay all sums of money due for labor, services, materials, supplies and equipment furnished at Tenant's request with respect to the Premises. If a mechanic's, materialman's or other lien (or notice of intent to file such a lien) is filed or recorded against the Premises, or Landlord's interest in the same, based upon labor, services materials, supplies equipment or the like ordered, or alleged to have been ordered by Tenant, and said lien constitutes an encumbrance upon the fee or other title of the Premises, or Landlord's interest therein, Tenant shall indemnify Landlord or any of Landlord’s lenders against any mechanics liens from all contractors and Tenant shall cause such lien to be discharged of record within ten (10) days of filing such lien. If such lien is not discharged within said ten (10) day period, Landlord shall have the right to cause such discharge by payment to the lienor, deposit of substitute security with a court having jurisdiction, bonding, or such other means chosen by Landlord; the entire cost of said discharge, including monies paid to the lienor, into court, as security with a bondsman or otherwise, and costs of effecting same, including the fees of Landlord's attorney, shall be paid to Landlord by Tenant upon demand. Tenant shall, upon request, furnish Landlord with contractor's affidavits, full and final waivers of right to lien and receipted bills covering all labor and materials expended and used in or about the Demised Premises by or at the request of Tenant.

9.5           Landlord’s Approval and Review Reimbursement. By approving any request for Tenant’s Work (including the plans therefor), Landlord does not expressly or implicitly covenant or warrant that the Tenant’s Work or the plans and specifications therefore are accurate, safe or sufficient, or that the same comply with any applicable laws, ordinances, building codes, zoning requirements and like regulations, nor shall Landlord’s approval of any contractor be deemed any endorsement of the qualifications of such contractor. Tenant shall be solely responsible for determining the adequacy and sufficiency of the foregoing and for obtaining all necessary permits and governmental approvals, including a Certificate of Occupancy upon completion of the Tenant’s Work, if and when required by the municipality in which the Premises are located. Tenant shall reimburse Landlord for Landlord’s expenses incurred (including any engineering, architectural or legal fees) in connection with reviewing any request for consent to Tenant’s Work except Initial Tenant Alterations.

10.           SIGNS AND APPEARANCE OF PREMISES.

Subject to applicable zoning requirements, Tenant, at its expense, may install and maintain one outside identification sign, which shall be of an appearance that is mutually acceptable to Landlord and Tenant. Tenant shall obtain at its expense all necessary permits or governmental approvals for such sign.

11.	USE AND COMPLIANCE WITH LAWS.

11.1        Permitted Use. Tenant shall use the Premises only for the Permitted Use set forth in the Basic Lease Information and uses incidental thereto. Tenant shall not permit the Premises to be used for any illegal purpose or in any manner which would tend to damage any portion thereof.

11.2        Insurance Risks. Tenant shall not conduct any activity or permit any activity to be conducted or place any equipment in or about the Premises which would in any way increase the rate of fire insurance or other insurance on the Premises.

11.3        Compliance with Applicable Laws. Tenant shall comply with all applicable laws, regulations, ordinances, and directives of the Federal Government, state and municipality in which the Premises are located as well as all judicial orders and the requirements of any Board of Fire Underwriters (or any other body exercising similar functions) as are in effect during the Term of this Lease, including without limitation, those relating to Hazardous Materials (hereafter defined), those otherwise relating to occupational safety and health, and the Americans With Disabilities Act of 1990, as amended from time to time, and all regulations or judicial interpretations of the requirements thereof. Tenant, at Tenant’s sole expense, shall perform any act or obligation arising from or as is necessary to achieve such compliance except Structural Work. At all times during this Lease, Tenant shall maintain and comply with all permits, licenses or other authorizations required by any governmental authority or agency for Tenant’s occupancy or operations at the Premises.

11.4	Hazardous Materials.

a.           Tenant shall comply with all applicable environmental laws, orders, regulations, ordinances and directives now existing or hereafter enacted (“Environmental Laws”) and, at Tenant’s sole cost and expense, shall perform any act or obligation arising from or as is necessary to achieve such compliance arising from its use of the Premises. Landlord shall, at its sole cost and expense, perform any act or obligation in order to comply with all Environmental Laws except those which are Tenant’s obligation hereunder.

b.           Tenant shall not cause or permit any portion of the Premises to be used for the production, storage, deposit or disposal of Hazardous Materials, nor shall Tenant permit Hazardous Materials ever to be placed or located upon the Premises. Notwithstanding the above prohibition, Tenant acknowledges that it stores Hazardous Materials (thinners, lacquers, glues, varnishes, etc.) including the listed petrochemicals and finishes containing urea formaldehyde and covenants that same are at all times used, kept and stored in full compliance with the Environmental Laws including the storing of the Hazardous Materials in code-compliant flammable cabinets. As used herein, “Hazardous Materials” means all substances or pollutants which are declared to be or regulated as hazardous, toxic, dangerous or polluting substances under the Environmental Laws at any time during the Term of this Lease, including, without limitation, asbestos, polychlorinated biphenyles (PCBs), urea formaldehyde, foam insulation, and petroleum products and by-products.

c.           Tenant shall promptly notify Landlord of any actual or threatened lien against the Premises of which Tenant becomes aware pursuant to any of the Environmental Laws. Tenant, at Tenant’s sole cost and expense, shall promptly discharge and remove any lien arising from Tenant’s violation of any of the Environmental Laws, such action to be completed within thirty (30) days after Tenant first receives notice of such lien or violation or such shorter period of time if required (1) by the governmental agency enforcing the correction of such violation, or (2) to prevent the holder of any such lien from forcing the sale of the Premises.

11.5	Reserved.

11.6        Landlord’s Inquiries and Inspection. Tenant shall promptly and accurately respond in writing to all inquiries made by Landlord (including without limitation requests for documents) pertaining to Tenant’s obligations under this Lease or use of the Premises. Landlord and any authorized agent or contractor hired by Landlord may enter the Premises at any time and from time to time for purposes of inspecting same and conducting tests thereupon as Landlord deems reasonably necessary to determine that Tenant is in compliance with this Lease, but Landlord shall not be obligated to do so. Unless an emergency exists, as determined by Landlord in its sole discretion, Landlord shall notify Tenant at least one day in advance of any such inspection or testing and, to the extent practicable, shall conduct any such inspection or testing in such manner so as to minimize unreasonable interference with Tenant’s business. The costs of such investigation and inspection shall be paid by Landlord unless it is determined that Tenant is in noncompliance with this Lease, in which case such costs shall be paid solely by Tenant as Additional Rent within ten (10) business days of Landlord’s demand therefore after which time interest at the Interest Rate shall be applied.

11.7        Notice of Violations. Tenant shall promptly notify Landlord of any violation of any applicable law which is alleged to have been committed at the Premises and shall forward to Landlord copies of any written communications, complaints, citations or other notices relating to the condition of the Premises or compliance with applicable laws (“Action Notice”). Tenant promptly shall respond to any Action Notice, cure any violation of applicable laws caused by Tenant and have dismissed any legal action commenced against Tenant or the Premises arising from its activities to the satisfaction of Landlord. Prior to undertaking same, however, Tenant shall propose to Landlord its intended course of action and proceed only with Landlord’s approval of same, which shall not be deemed to be Landlord’s guarantee that such action is appropriate nor impose any liability on same for Landlord and which shall not be unreasonably withheld. In no event, however, shall any curative action be undertaken by Tenant without Landlord’s consent unless same (a) strictly comply with the most stringent relevant criteria for protection of human health, the environment or groundwater quality; or (b) requires no recorded notice or continued institutional control or monitoring.

11.8        Indemnification. Except to the extent covered by insurance and in amplification of Tenant’s obligations under Section 15 and not in limitation thereof, Tenant shall indemnify, defend (with legal counsel selected by Landlord) and hold harmless Landlord and Landlord’s Affiliates (hereafter defined) from and against any and all claims, legal or equitable, damages for personal injury (including death) or harm to Premises (real or personal), liabilities, penalties, fines and costs (including without limitation, investigation and remediation costs, sums paid in private rights of action or in settlement of claims, legal fees, consultant fees and expert fees) and damages in the nature of loss of use of the Premises, arising out of or in any way connected to any condition caused or created by Tenant’s failure to comply with its obligations under this Section 11.

11.9        Survival. The provisions of this Section 11 shall survive the scheduled expiration or earlier termination of this Lease, and, in addition to performance of the obligations hereby required, Tenant shall continue to pay rent, even though this Lease may have been terminated, until Tenant has completed the performance of all of its obligations hereunder.

12.	INSURANCE.

12.1        Landlord’s Insurance. Landlord shall provide insurance coverage of the Premises, exclusive of Tenant’s leasehold improvements therein (i.e., standard fire and hazard insurance with approved standard extended coverage endorsement), in commercially reasonable amounts and with commercially reasonable deductibles. Landlord shall also maintain comprehensive general liability insurance during the Term with a recognized responsible insurance carrier with limits of coverage of not less than One Million and No/Dollars ($1,000,000.00) combined single limit.

12.2.       Tenant’s Insurance. a.       Liability. Tenant agrees to place and maintain, at Tenant’s own expense, comprehensive general liability insurance, with respect to Tenant’s use and occupancy of the Premises with limits of coverage not less than One Million and No/Dollars ($1,000,000.00) combined single limit. Tenant shall carry its own insurance on the contents, i.e., personal property, equipment, fixtures, etc., located in the Premises as well as on any non-building-standard improvements in an amount to cover one hundred (100%) percent of the replacement cost of the property and fixtures, subject to a deductible not exceeding Five Thousand and No/Dollars ($5,000.00).

b.           Worker’s Compensation/Employer’s Liability. Tenant shall carry worker’s compensation insurance containing statutory limits covering Tenant’s employees and business operations in the Premises, as well as employer’s liability insurance providing coverage of not less than Five Hundred Thousand Dollars ($500,000.00).

c.           Automobile. Tenant shall carry Automobile Liability Coverage with limits of coverage not less than One Million and No/Dollars ($1,000,000) each occurrence combined single limit for all owned, non-owned and hired vehicles.

d.           Form of Insurance. All insurance policies obtained by Tenant pursuant to this Section 12.2 shall be issued by companies with a rating of “A” by AM Best and which are qualified to do business in the Commonwealth of Pennsylvania. Additionally, each such insurance policy carried by Tenant pursuant to the terms hereof, shall provide for a waiver of recovery against Landlord by way of subrogation pursuant to Section 12.2(e.) of this Lease. All policies required hereby (exclusive of the worker’s compensation policy) shall name Landlord, and such other parties as Landlord shall specify as additional insureds and shall further specify that Landlord shall receive thirty (30) days prior written notice of any proposed cancellation, non-renewal of, or material change in any such policy. Originals, certified policy copies or certificates, as Landlord shall elect, of all policies of insurance obtained by Tenant shall be provided to Landlord to evidence compliance with this Section.

e.           Waiver of Subrogation. Tenant hereby waives, and shall cause its insurers to waive, any and every claim for recovery from Landlord for any and all loss of or damage to the Premises or to the contents thereof, which loss or damage is covered by insurance policies or would have been covered by policies required by this Lease.

12.3.       Mutual Release. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to insurable tangible property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to any loss or damage occurring during such time as the policy or policies of insurance covering said loss shall contain a clause or endorsement to the effect that this release shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder. Landlord and Tenant shall each have such clause in its fire and extended coverage insurance policies if available without extra charge, and if there be a charge, shall notify the other such party and, in such event, shall have the clause if the other party agrees to pay such extra charge. In the absence of any such notice, it shall be presumed for purposes of this subsection that the insurance of such party contains the foregoing clause or endorsement without additional charge.

13.	FIRE OR CASUALTY.

13.1	Insured Casualty.

a.           In case of damage to the Premises by a risk insured against pursuant to Section 12 hereof and self insurance, Landlord shall repair the Premises to substantially the condition which existed prior to such damage, with reasonable dispatch after receiving from Tenant written notice that damage has occurred, but without obligation to do so until Landlord has received confirmation from the insurance carrier and all mortgagees holding mortgages on the Premises that adequate insurance proceeds will be available for repair or reconstruction. If Landlord does not receive confirmation from the insurance carrier and any self-insurance and any mortgagee and Landlord does not voluntarily repair the Premises, then Landlord or Tenant may terminate this Lease.

b.           If damage to the Premises reduces usable space to less than 50%, then either party may terminate this Lease in the manner herein provided, in which event all Rent shall abate and this Lease terminate as of the date said damage occurred. Tenant shall notify Landlord in writing of its decision to terminate this Lease within thirty (30) days after the occurrence (“Tenant’s Notice Period”). Tenant’s failure to terminate this Lease by written notice of termination delivered to Landlord within Tenant’s Notice Period shall be conclusively construed as Tenant’s agreement for this Lease to continue; subject, however, to Landlord’s right to terminate this Lease by written notice delivered to Tenant within thirty (30) days after the occurrence. If neither party terminates this Lease, then Landlord shall commence restoration.

13.2	Reserved.

13.3        Mortgagee’s Right. If the holder of any indebtedness secured by a mortgage covering the Premises requires that the insurance proceeds be applied to such indebtedness, and Landlord does not repair, then Landlord or Tenant shall have the right to terminate this Lease by written notice of termination delivered to Tenant within thirty (30) days after such requirement has been made in writing upon Landlord, unless Tenant decides to repair the Premises on its own. In such case, this Lease shall terminate as of the date specified in the notice to the other party.

13.4        Damage Near End of Term. Notwithstanding any provision of this Lease to the contrary, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage or destruction occurs during the last year of the Term of this Lease (including any exercised renewal thereof). In such event, Landlord shall have the option to terminate this Lease in which case Rent shall abate as of the date said damage occurred.

14.	EMINENT DOMAIN.

14.1        Termination Rights. If such portion of the Premises is condemned or taken by any governmental body or by any other body or agency possessing the power of condemnation as, in the reasonable determination of Landlord; substantially impairs the use or occupancy by Tenant of the Premises or Landlord’s ability to perform its obligations under this Lease (“Taking”), then either party shall have the right to terminate this Lease effective as of the date that possession is required to be surrendered to said authority. If Landlord determines that a Taking is to occur, then Landlord shall so notify Tenant in writing. Either party shall then have the right to terminate this Lease by written notice delivered to the other within thirty (30) days after delivery of Landlord’s notice to Tenant of a Taking. The failure of Tenant or Landlord to deliver termination notice within the time limit set forth above shall be conclusively construed as such party’s agreement for this Lease to continue.

14.2        Repair and Rent Adjustment. If a Taking is not to occur or if neither party terminates this Lease under subsection 14.1 above, Landlord shall promptly restore the Premises to substantially the same condition prior to such condemnation (less the portion thereof lost in such condemnation), Base Rent shall be proportionately reduced by the portion of the Premises of which Tenant shall have been deprived on account of said condemnation, such adjustment to be effective as of the date possession is required to be surrendered to the condemning authority.

14.3        Temporary Condemnation. If such condemnation or taking is for temporary use only, this Lease shall continue in full force and effect, and Tenant shall continue to comply with all of the provisions hereof, except as such compliance shall be rendered impossible or impracticable by reason of such temporary taking. Rent shall abate during the course of a temporary taking of the Premises or a portion thereof to the extent and for the period of time that the Premises or portion thereof so taken shall have been rendered untenantable.

14.4        Condemnation Awards. Tenant shall not be entitled to receive any part of any award or awards that may be made to or received by Landlord relating to loss of the Premises or any part thereof, and Tenant hereby assigns to Landlord any share of such award as may be granted to Tenant. Notwithstanding the foregoing, Tenant, at its sole cost and expense, may pursue independent proceedings against the public authority exercising the power of condemnation to prove and establish any damage Tenant may have sustained relating to Tenant’s business and relocation expenses, provided any such compensation does not diminish Landlord’s award.

14.5        Mortgagee’s Rights. If the holder of any indebtedness secured by a mortgage covering the Premises requires that the condemnation proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by written notice of termination delivered to Tenant within thirty (30) days after such requirement has been made in writing upon Landlord. In such case, this Lease shall terminate as of the date specified in Landlord’s notice to Tenant.

15.	NONLIABILITIES AND INDEMNIFICATION OF LANDLORD.

15.1        Release. Tenant hereby agrees that Landlord and Landlord’s Affiliates shall not be liable to Tenant and hereby releases Landlord and Landlord’s Affiliates for all liability to Tenant for injury to any person (including bodily damage or death) or damage to any Premises (including real or personal Premises, whether by theft or any other casualty) happening in any manner in, on or about the Premises from any cause whatsoever, unless caused solely by the gross negligence or willful misconduct of Landlord or Landlord’s Affiliates, but neither Landlord nor Landlord’s Affiliates shall be liable to Tenant for any such damage or loss to the extent that Tenant is compensated therefor by Tenant’s insurance or would have been compensated therefor under policies which Tenant is required to carry under this Lease. In no event, however, shall Landlord or Landlord’s Affiliates be liable for consequential damages. Tenant agrees to the foregoing and makes the foregoing release on behalf of Tenant and any party claiming a right or interest through Tenant, including without limitation Tenant’s agents, contractors, subcontractors, employees, licensees, or invitees (collectively, “Tenant’s Agents”).

15.2        Indemnification. Except to the extent covered by insurance, Tenant shall indemnify, defend (with legal counsel selected by Tenant) and hold harmless Landlord and Landlord’s Affiliates from and against liability whatsoever which may be imposed upon, incurred by, or asserted against Landlord and/or Landlord’s Affiliates by reason of any of the following which shall occur during the Term of this Lease: (a) use of the Premises by Tenant or Tenant’s Agents; (b) any Tenant’s Work done in, on or about the Premises (including without limitation as a result of defect in design, material, workmanship or mechanic’s liens) made by, or at the direction of Tenant or Tenant’s Agents; (c) any accident, injury or damage to persons (including bodily injury and death) or Premises (real or personal) occurring in, or about the Premises, but not if caused solely by the gross negligence or willful misconduct of Landlord and/or Landlord’s Affiliates; and (d) any failure on the part of Tenant to perform or comply with any provision of this Lease. Without limiting the generality of the foregoing, Tenant’s obligations hereunder shall include all damages, obligations, penalties, lines, liens, claims, reasonable fees for legal counsel selected by Tenant, investigation costs, remediation costs and all other reasonable costs and expenses incurred by Landlord or Landlord’s Affiliates. Tenant shall not settle or compromise any such liability for which indemnification is sought hereunder without first obtaining Landlord’s prior written consent, which shall not be unreasonably withheld. Landlord shall indemnify, defend and hold Tenant harmless from and against any liability whatsoever which may be imposed during the term of the Lease for personal injury or death or loss or damage to any of Tenant’s alterations or trade fixtures, equipment, furniture, inventory and personal property arising out of or resulting from any failure on the part of Landlord to perform or comply with any provision of the Lease.

15.3        Limitation on Landlord’s Liability; Landlord’s Affiliates. The liability of Landlord and/or Landlord’s Affiliates to Tenant or anyone claiming by or through Tenant shall be limited to Landlord’s interest in the Premises. The foregoing shall be absolute and without exception whatsoever. When used in this Lease, the term Landlord’s Affiliates shall mean any entity affiliated with Landlord through common ownership, Landlord’s property manager and their respective, officers, directors, equity members, employees, agents, contractors and subcontractors.

15.4        Survival. This Section 15 shall survive the termination of this Lease with respect to any damage, injury, death or claim occurring before such termination, irrespective of when such claim is presented.

16.	ASSIGNMENT AND SUBLEASING.

16.1	General Provisions.

a.           Tenant shall not sell, assign, transfer, mortgage or pledge the Premises, or any part thereof, nor permit occupancy of the Premises by any party other than Tenant without Landlord’s prior written consent, which Landlord may withhold in its sole discretion. Consent to one or more assignments shall not destroy or waive this provision. For purposes of this Lease, any merger, consolidation, or sale or transfer of a controlling interest in Tenant (being 51% or more, whether accomplished in a single transaction or in a series of transactions) or a sale of substantially all of the assets of Tenant shall be deemed an assignment of this Lease. All of the foregoing events described in this Section shall be deemed to be a “Transfer.”

b.           If Landlord’s consent is required, Tenant shall deliver to Landlord its request in writing along with notice as to (1) the identity, business and financial condition of the proposed assignee, (2) the terms and conditions of the proposed assignment, and (3) the nature of the use of the Premises proposed by such assignee or. Tenant shall deliver such further information as Landlord may request to make its decision.

c.           If Landlord consents to any Transfer, Landlord shall be provided with a written agreement evidencing same which is acceptable in form and content to Landlord and by which the transferee assumes all obligations of Tenant hereunder. At Landlord’s option, upon any Transfer, (1) any amounts to be paid to Tenant in excess of Rent due hereunder shall be paid to Landlord without Landlord’s application of same to Rent, and (2) the transferee shall remit directly to Landlord all rental amounts due or any consideration paid to Tenant on account of such Transfer when and as due to be paid to Tenant. The foregoing shall apply to any Transfer, even if Landlord has not consented thereto, but application thereof by Landlord shall not be deemed to release Tenant of liability for failure to obtain Landlord’s consent or otherwise be deemed to prejudice Landlord’s rights hereunder.

d.           No Transfer shall relieve Tenant of any obligation under this Lease, and any purported Transfer undertaken without Landlord’s consent shall be void at Landlord’s option and constitute an Event of Default hereunder. Landlord’s consent to any Transfer shall not constitute a waiver of the necessity of such consent to any subsequent Transfer.

e.           The prohibitions in this Lease against assignment by Tenant shall be construed to include assignments by operation of law or by voluntary assignment or for the benefit of creditors or which might otherwise be affected or accomplished by bankruptcy, receivership, attachment, execution or other judicial process or proceeding. If any such assignment shall be made or deemed made by Tenant, or if a voluntary of involuntary petition in bankruptcy or for reorganization, or for an arrangement shall be filed by or against Tenant, or if Tenant shall be adjudicated a bankrupt or insolvent, or if a receiver is appointed for Tenant or for all or a substantial part of its Premises, or if any such assignment or transfer operation or law shall occur, then and in any such event, Landlord shall have the option to immediately terminate this Lease by written notice to Tenant.

f.           Tenant shall pay all of Landlord’s cost and expenses (including reasonable fees for legal counsel) in connection with any request for Landlord’s consent required hereby.

16.2       Subleasing. Tenant may not, without the prior written consent of Landlord, sublease the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Landlord agrees that its consent to any request for subletting shall not be unreasonably withheld. Consent to one or more assignments or subleases shall not destroy or waive this provision. Subtenants approved by the Landlord shall become directly liable to Landlord for all obligations of Tenant hereunder without relieving Tenant’s liability under this Lease, which shall continue notwithstanding such subletting. Consent to one or more subleases shall not destroy or waive this provision.

17.	RESERVED.

18.	DEFAULT OF TENANT.

18.1       Events of Default. In addition to defaults or Events of Default specified in other sections of this Lease, the occurrence of any of the following shall be a default by Tenant, and each shall constitute an “Event of Default” hereunder without notice from Landlord unless expressly required herein:

a.           Tenant shall fail to pay Base Rent within seven (7) days of its due date (regardless of whether or not any legal or formal demand has been made therefor);

b.           Tenant shall fail to pay Additional Rent within five (5) days of its due date or shall fail to make any other payment when required pursuant to this Lease, except that Landlord shall allow Tenant to cure such default within fifteen (15) days after written notice of such default;

c.           Tenant shall violate or fail to perform any of the terms, conditions, covenants or agreements herein made by Tenant (other than those set forth in subsections 18.l (a) and (d)-(h) inclusive or where expressly declared to be an immediate default in other sections of this Lease) within ten (10) days after written notice thereof from Landlord;

d.           Reserved;

e.           Tenant shall be adjudicated a bankrupt or file a voluntary petition in any bankruptcy or insolvency proceeding, or if any involuntary petition in any bankruptcy or insolvency proceeding shall be filed against Tenant and not discharged by Tenant within sixty (60) days from the date of filing;

f.           Tenant shall make or consent to an assignment for the benefit of creditors or a common law composition of creditors, without the prior written consent of Landlord;

g.           A receiver or trustee shall be appointed for all or substantially all of Tenant’s assets; and/or

h.           Tenant shall make a transfer in fraud of creditors.

18.2        Remedies. Upon the occurrence of any Event of Default, Landlord shall have the option to pursue any and all of the following rights and remedies without any notice or demand whatsoever:

a.           Lease Termination. Landlord shall have the right to immediately terminate this Lease and all rights of Tenant hereunder, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to do so, Landlord may, after twenty (20) days written notice, enter upon and take possession of the Premises and expel or remove Tenant and its effects without being liable to prosecution or any claim for damages therefor and Tenant shall indemnify Landlord for all costs and expenses incurred by Landlord in connection with such termination. Such Lease termination shall not be a bar to Landlord from pursuing the remedy of Rent acceleration pursuant to Section 18.2(b) below and Tenant agrees to waive any defense to Landlord pursuing such Rent acceleration if based on the Lease termination.

b.           Rent Acceleration. Upon Lease termination, Landlord shall have the right to accelerate Rent in which event Tenant shall be liable for the total of: (1) any unpaid Rent which had accrued at the time of such termination, plus (2) Base Rent for the then entire unexpired Term of this Lease along with all amounts due as Additional Rent for the then entire unexpired Term of this Lease which shall be capable of precise determination at the time of Landlord’s election to recover accelerated Rent, plus (3) Landlord’s good faith estimate of all other amounts due as Additional Rent for the then entire unexpired Term of this Lease which shall not be capable of precise determination as aforesaid (and for such purposes no estimate of any such component of Additional Rent shall be less than the amount which would have been due if each such component continued at the highest monthly rate or amount in effect during the twelve (12) months immediately preceding the Event of Default). For purposes of such calculation the Term of this Lease shall be the Term originally stated in the Basic Lease Information along with any exercised renewals thereof, taken without regard to any early termination of the Term by virtue of an Event of Default. Tenant also shall pay any other amount necessary to compensate Landlord for all damages arising from Tenant’s failure to perform Tenant’s obligations under this Lease until and including time of termination and except as provided for under this Section. Rent which accrued through the date of the Event of Default, shall include interest thereon at the Interest Rate, and accelerated Rent thereafter due shall accrue interest at the Interest Rate until paid in full.

c.	Mitigating Rent.

(1)           Upon termination, Landlord shall use commercially reasonable efforts to relet the Premises or any part thereof for such Rent and upon such terms as Landlord in good faith deems appropriate in its sole discretion under the circumstances (“Mitigating Rent”) with the right to make alterations and improvements to the Premises required by any new tenant as to place the Premises in a first-class rentable condition. If an amount equal to the full Rent which would have been paid by Tenant hereunder, plus the expenses incurred by Landlord in connection with such reletting, including without limitation, costs of cleaning, painting, repairing or refitting the Premises, advertising, broker fees, municipal fees, and legal fees for preparation and negotiation of the replacement lease (“Relet Charges”), shall not be realized by Landlord in connection with such reletting, Tenant shall remain liable for all damages sustained by Landlord under this Section, including without limitation, any deficiency between the Mitigating Rent and the Rent and Relet Charges.

(2)           Should that portion of the amounts received by Landlord as the Mitigating Rent during any month be less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon Landlord’s demand therefor, and such amount shall accrue interest at the Interest Rate from the date of demand until paid in full. Landlord shall have the right to bring suit for collection of Rent on a monthly basis without prejudice to Landlord’s right to enforce collection of Rent for any subsequent month or, at Landlord’s option, may be deferred until the expiration of the Term of this Lease, in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of the scheduled expiration of the Term of this Lease.

d.           Dispossession. The provisions of this Section 18 shall automatically operate as a notice to quit (any notice to quit being hereby expressly waived), and Landlord may proceed to recover possession under and by virtue of the laws of the jurisdiction where the Premises are located by legal process after twenty (20) days written notice.

e.	CONFESSION OF JUDGMENT FOR POSSESSION.

(1)           UPON THE EXPIRATION OF THE TERM OF THIS LEASE OR SURRENDER HEREOF AS PROVIDED IN THIS LEASE, IT SHALL BE LAWFUL FOR ANY ATTORNEY TO APPEAR AS ATTORNEY FOR TENANT AS WELL AS FOR ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT AND TO SIGN AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT AND THEREIN CONFESS JUDGMENT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE ITS SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF POSSESSION OR OTHER APPROPRIATE WRIT UNDER THE RULES OF CIVIL PROCEDURE THEN IN EFFECT MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS; PROVIDED, HOWEVER, IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED, THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT AND UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE UNDER ANY OF THE TERMS OF THIS LEASE TO BRING ONE OR MORE FURTHER AMICABLE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE PREMISES AND CONFESS JUDGMENT FOR THE RECOVERY OF POSSESSION OF THE PREMISES AS HEREINABOVE PROVIDED.

(2)           IN ANY AMICABLE ACTION OF EJECTMENT LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT, SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT AND IF A TRUE COPY OF THIS LEASE BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. IF PROCEEDINGS SHALL BE COMMENCED BY LANDLORD TO RECOVER POSSESSION UNDER THE ACTS OF ASSEMBLY AND RULES OF CIVIL PROCEDURE, EITHER AT THE END OF THE TERM OR EARLIER TERMINATION OF THIS LEASE, OR FOR NONPAYMENT OF RENT OR ANY OTHER REASON, TENANT WAIVES THE RIGHT TO ANY NOTICE TO REMOVE WHICH MAY BE REQUIRED BY THE LANDLORD AND TENANT ACT OF 1951, AS AMENDED (OR ANY SIMILAR OR SUCCESSOR LAW), AND AGREES THAT TWENTY (20) DAYS NOTICE SHALL BE SUFFICIENT WHERE A LONGER PERIOD MAY BE STATUTORILY SPECIFIED.

f.           Waiver of Redemption Rights. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event this Lease is terminated or Tenant is evicted or dispossessed following an Event of Default.

g.           Removal of Contents by Landlord. Upon lawful termination of the Lease, Landlord shall have the right to re-enter the Premises and remove all persons and goods from the Premises. All goods removed by Landlord may be stored in a public warehouse or elsewhere at the cost of and for the amount of Tenant; provided no goods shall be removed until 20 days after notice of Landlord’s intention to do so is given to Tenant and Tenant fails to remove such goods within said 20 days.

h.           Sale of Tenant’s Property. Landlord may sell, at public or private sale, all or any part of Tenant’s goods recovered by Landlord in accordance with the foregoing Section with or without having such goods at sale. At any such sale, Landlord or its assigns may purchase unless otherwise prohibited by law. The proceeds from any such disposition, less any and all expenses (including legal fees) connected with the taking of possession, holding and selling of Tenant’s goods, first shall be paid from the proceeds realized on such sale and the balance applied to amounts due to Landlord hereunder. Any surplus shall be paid to Tenant or as otherwise required by law, and Tenant shall remain responsible for any deficiencies. In connection herewith, Landlord shall have any and all of the remedies afforded to secured parties under the provisions of the Uniform Commercial Code, as codified in state where the goods are located.

18.3        No Waiver. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition, or agreement, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent herein stipulated shall be deemed to be other than on account of Rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease. Payment received by Landlord when Tenant is in arrears shall be applied as Landlord determined. No re-entry by Landlord and no acceptance by Landlord of keys from Tenant shall be considered an acceptance of a surrender of this Lease.

18.4        Right of Landlord to Cure Tenant’s Default. Whenever Tenant defaults in the making of any payment required hereunder or in the doing of any act herein required to be made or done by Tenant, then Landlord, with five (5) days prior notice to Tenant, may make such payment or do such act on Tenant’s behalf but shall not be required to do so. All costs incurred by Landlord to satisfy Tenant’s obligations, including without limitation payment of any penalty or fine which may be imposed as a result of Tenant’s failure or violation, shall be paid by Tenant as Additional Rent within ten (10) business days of Landlord’s demand for reimbursement (unless otherwise expressly provided herein), after which time interest shall be applied at the Interest Rate. The making of such payment or the taking of such action by Landlord shall not operate to cure or waive such default by Tenant nor prevent Landlord from exercising any other remedy available to Landlord.

18.5        Collection Expenses. If Tenant is in Default under this Lease and if Landlord consults an attorney or collection agency for the collection of any sums due from Tenant or otherwise in connection with Tenant’s performance hereunder, Tenant, whether or not proceedings are instituted, shall reimburse Landlord for the reasonable fees for legal counsel and court costs, if any, incurred by Landlord within ten (10) business days of Landlord’s demand for reimbursement (unless otherwise expressly provided herein, after which time interest shall be applied at the Interest Rate. If Landlord is in Default under the Lease and if Tenant consults an attorney in connection with Landlord’s performance hereunder, Landlord shall reimburse Tenant for reasonable fees for legal counsel.

19.          SURRENDER AT LEASE TERMINATION. Upon the scheduled expiration or earlier termination of this Lease, Tenant shall promptly surrender to Landlord the Premises, together with all building apparatus, machinery, replacements to mechanical and other systems serving the Premises, Tenant’s Work, including any fixtures installed by Tenant other than Tenant’s trade fixtures, furniture, shelving and like items except for items which Landlord, in writing, may have permitted or required Tenant to remove at the termination of this Lease. Tenant shall return the Premises in substantially the same condition as the Premises were delivered to Tenant at the commencement of this Lease, reasonable wear and tear accepted and subject to Tenants Alterations and other permitted work.

20.          HOLDING OVER. If Tenant shall not immediately surrender the Premises on the scheduled expiration or earlier termination of this Lease, then, in addition to all remedies available to Landlord for Tenant’s default, Tenant, as a result of such holding over, shall become a tenant at will, at twice (2x) the monthly installment of Base Rent due for the last month of the Term of this Lease together with all Additional Rent due hereunder up to and including the time Tenant vacates the Premises, and otherwise upon the terms, conditions, covenants and agreements of this Lease, except for provisions which by their terms have expired. Tenant also shall be liable to Landlord for all damages which Landlord suffers because of any holding over by Tenant (whether with or without Landlord’s consent), and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay in delivering possession of the Premises to such other tenant or prospective tenant arising from the holding over of the Premises by the Tenant.

21.	SUBORDINATION, NONDISTURBANCE AND ATTORNMENT.

21.1        Estoppel Certificate. Within ten (10) business days after Landlord’s request, Tenant shall provide an estoppel certificate in recordable form certifying (if such be the case) that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Tenant, along with such other information as Landlord reasonably may request. Tenant’s failure to deliver such statement within the time required shall be conclusive evidence of Tenant’s certification that this Lease is in full force and effect, that there are no defenses or offsets thereto, and of such other information as Landlord has reasonably requested.

21.2	Attornment. Tenant shall attorn to any mortgagee or purchaser of the Premises.

21.3        Subordination. Tenant’s rights hereunder are subordinate to the lien of any mortgage or mortgages, or to the lien resulting from any other method of financing or refinancing, or to any ground lease, now or hereafter in force against the land of which the Premises are a part, to all advances made upon the security thereof, and to all renewals, extensions or modifications thereof provided any such made hereafter contain terms of non-disturbance of this Lease. Regardless of the self-operating provision of this Section, if a prospective mortgagee or ground lessor requests Tenant to sign a subordination agreement, Tenant shall do so promptly so long as such subordination language contains nondisturbance language.

21.4        Rights of Mortgagee. If any act or omission of Landlord hereunder which would give Tenant the right to cancel or terminate this Lease, or to claim a total or partial eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to the holder if each mortgage and ground lease whose name and address shall have been furnished previously to Tenant in writing, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice.

22.          SUBDIVISION AND EASEMENTS. Tenant’s use of the Premises shall be subject to all covenants, conditions, easements and restrictions now or hereafter affecting or encumbering the land on which same are located. Landlord reserves the right to (a) subdivide the land on which the Premises are located, (b) alter the boundaries of the land on which the Premises are located, and (c) grant easements on the land on which the Premises are located and dedicate for public use portions thereof; provided, however, that none of the foregoing shall materially interfere with Tenant’s use of the Premises. Tenant hereby consents, and subordinates this Lease, to such subdivision, boundary revision, and/or grant or dedication of easements and agrees from time to time, at Landlord’s request, to execute, acknowledge and deliver to Landlord, in accordance with Landlord’s instructions, all reasonable documents or instruments necessary to effectuate Tenant’s consent thereto.

23.          LIMITED ATTORNEY-IN-FACT. If Tenant shall fail to execute any such instruments or certificates to carry out the intent of Subsections 21.1, 21.2, 21.3, 21.4, or 22 within ten (10) business days of Landlord’s written request for Tenant to execute such instruments or certificates, then Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and, deliver in the name of Tenant any such instruments or certificates.

24.          LANDLORD’S COVENANT OF QUIET ENJOYMENT. Landlord covenants that Tenant, and all those claiming through Tenant and permitted hereunder, shall have quiet and peaceable enjoyment of the Premises, and all those claiming through Tenant and permitted hereunder, are not in default of this Lease.

25.          LANDLORD RIGHT OF ENTRY AND TENANT’S RENEWAL. Tenant shall give Landlord six (6) months written notice prior to expiration of the Term or of any extension of any options to extend this Lease. Landlord shall have the right, during the last six (6) months of the Term, to place on any portion of the Premises signs or billboards indicating that the Premises are “For Sale” or “For Rent,” but such signs shall be of such size and so placed as not to materially interfere with Tenant’s occupancy. At all times during this Lease, Landlord, and Landlord’s agents, upon reasonable notice to Tenant, shall be admitted to the Premises at reasonable hours of the day to view the Premises, including without limitation, the right to show the Premises to prospective purchasers, mortgagees, tenants or contractors.

26.          RULES AND REGULATIONS. At all times during the Term, Tenant shall comply with, and cause its employees, contractors, invitees and licensees to comply with, all rules and regulations established by Landlord, together with such amendments and supplements thereto as Landlord may from time to time reasonably adopt.

27.          TENANT ANNUAL REPORTS. Landlord will be required to report to certain government agencies and funding sources the total employment at the Property, Homewood residents employed and gross sales. On an annually basis, Tenant agrees to provide Landlord upon 10 days written notice a count of total employees working at the Premises (designating full time and part time employment), total number of Homewood residents employed and gross sales.

28.          CORPORATE/PARTNERSHIP AUTHORITY. Tenant represents that the person who executed this Lease on Tenant’s behalf has been duly authorized to enter into this Lease and that the execution and consummation of this Lease by Tenant does not and shall not violate any provision of any by-laws, certificate of incorporation, partnership agreement, or other agreement, order, judgment, governmental regulation or any other obligations to which Tenant is a party or is subject.

29.          BROKER. Landlord shall pay all real estate broker and agents commissions in connection with this transaction.

30.          CHANGE IN OWNERSHIP. If the Premises is sold, or in the event of any change of legal title or equitable ownership thereof, all obligations and rights of Landlord hereunder shall be transferred to such purchaser or assignee, and Landlord’s obligations shall terminate and Landlord shall be released and relieved from all liability and responsibility to Tenant. Tenant shall look solely to such purchaser or assignee for the performance of said obligations or for the enforcement thereof. Each purchaser of assignee shall in turn have like privileges of sale, assignment and release.

31.          SUCCESSORS AND ASSIGNS. This Lease shall inure to the benefit of and shall bind the parties hereto and their respective heirs, successors and permitted assigns to the extent that such rights hereunder may succeed and be assigned according to the terms hereof.

32.          NOTICE. All notices, demands and communications required or permitted by this Lease shall be effective only if in writing (unless otherwise provided herein) and shall be sent by United States certified mail, return receipt requested or overnight mail deposited with a nationally recognized carrier with a receipt therefore, postage prepaid in each case and using the address for such recipient designated in accordance herewith. Notices shall be addressed to the other party at the addresses set forth in the Basic Lease Information, or at such other address as either party may have furnished to the other in accordance with this Section. Any notice so provided shall be deemed to have been delivered upon the earlier of (a) actual receipt, or (b) two (2) business days after mailing by certified mail, return receipt requested, or (c) one (1) business day after depositing with a nationally recognized carrier.

33.          SEVERABILITY. If any term, covenant, condition of provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

34.          ENTIRE AGREEMENT; GOVERNING LAW AND CONSENT TO JURISDICTION. This Lease is the entire agreement of Landlord and Tenant and shall be governed, construed and enforced in accordance with substantive laws, and not the laws of conflict, of the Commonwealth of Pennsylvania. Tenant and Landlord consent to the exclusive jurisdiction and venue of the federal and state courts located in Allegheny County, Pennsylvania in any action on, relating to or mentioning of this Lease. This Lease shall not be amended or supplemented unless by written agreement signed by Landlord and Tenant.

35.          CONSOLIDATION AND COUNTERPARTS. This Part II along with the accompanying Part I constitute one agreement and may be signed in any number of counterparts, each of which shall be an original and all of which together constitute one agreement binding on the parties hereto.

36.          WAIVER OF TRIAL BY JURY. LANDLORD AND TENANT EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE AND OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

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IN WITNESS WHEREOF, and intending to be legally bound, Landlord and Tenant have caused this Lease to be signed by their duly authorized officers or agents under seal, the day and year first above written.

LANDLORD

Bridgeway Development Corporation

Jan 3, 2024	By:	/s/ Thomas J. Bogdewic
Date	Name:	Thomas J. Bogdewic
	Title:	President

TENANT

Lipella Pharmaceuticals Inc.

Jan 3, 2024	By:	/s/ Jonathan Kaufman
Date	Name:	Jonathan Kaufman